EXHIBIT 99.1

                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250


                 WEST COAST BANCORP REPORTS RECORD THIRD QUARTER
                            AND NINE MONTHS EARNINGS

O EARNINGS PER DILUTED SHARE OF $.37, UP 16% OVER THIRD QUARTER 2003 O RETURN ON AVERAGE EQUITY OF 16.0% IN THE THIRD QUARTER OF 2004 AND 15.3% FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

O  ZERO NET CHARGE-OFFS IN THE QUARTER

O COMMERCIAL AND HOME EQUITY LOAN GROWTH OF 18% AND 24%, RESPECTIVELY, FROM SEPTEMBER 30, 2003

Lake Oswego, OR - October 12, 2004- West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.71 million or $0.37 per fully diluted share for the third quarter of 2004, compared to earnings of $5.04 million or $0.32 per fully diluted share in the third quarter of 2003. This represents a 16% increase in earnings per diluted share growth from the same quarter in 2003.


                                                 Three Months Ended
                                                    September 30,
           -----------------------------------------------------------
           (# in 000's except per share data)
                                                  2004        2003
           -----------------------------------------------------------
           Earnings per Diluted Share             $ .37         $ .32

           Net Income                           $ 5,712       $ 5,045

           Return on Average Equity                16.0%         14.6%

           Book Value per Share                  $ 9.75        $ 9.08

           Total Period End Loans            $1,319,696    $1,199,434

           Total Period End Deposits         $1,469,927    $1,404,923


"I'm very pleased to report net income of $16.2 million or $1.04 per fully diluted share for the first nine months of 2004, representing a 10% increase from $14.8 million or $.94 per fully diluted share in the same period a year ago. The return on average equity reached 15.3% for the first nine months of 2004, as compared to 14.6% for the first nine months in 2003. We had a significant reduction in the provision for loan losses from same quarter a year ago", said Robert D. Sznewajs, President and Chief Executive Officer.

Sznewajs continued, "We recently opened branches in Vancouver, Washington and Salem and Tualatin, Oregon, and our core business is continuing to grow nicely, with solid loan and deposit growth. West Coast Bancorp is the largest Oregon based community bank in the Portland/Vancouver and Salem market areas based on branches and deposit market share".

WEST COAST BANCORP REPORTS THIRD QUARTER 2004 EARNINGS
October 12, 2004
Page 2 of 6

Financial Results:

Excluding commercial real estate loans, average loans for the third quarter of 2004 grew 12% over the same period a year ago (see reconciliations to GAAP financial measure on page 6). Consistent with past trends and reflecting the Company's strategy, average commercial and home equity loan balances expanded 14% and 26%, respectively, from third quarter of 2003. Since the third quarter of 2003, total average loans climbed $102 million or 8%, while total average deposits increased by $92 million or 7%. The Company continues to generate excellent growth in lower cost average demand, including interest bearing demand, deposit balances which expanded $93 million or nearly 18% over the same time period in 2003.

For the quarter ended September 30, 2004, net interest income was $18.9 million, an increase of nearly 9% or $1.5 million compared with the third quarter of 2003. Higher loan balances outstanding and an improved deposit mix contributed to higher net interest income. The net interest margin widened to 4.70% from 4.63% despite a $.3 million expense related to prepayment of $10 million in Federal Home Loan Bank long term debt, which reduced the net interest margin by 7 basis points.

The provision for loan losses in the third quarter 2004 declined by $.7 million from the same quarter last year due to no net charge-offs in the latest quarter.

Third quarter 2004 total non-interest income declined $.1 million from the same period a year ago. This was due to a $.7 million or 53% reduction in gains on sales of residential mortgage loans. Combined, all other fee income sources increased $.6 million or 13%. Trust, investment sales, and payment systems related revenues continued to generate solid growth, rising 24%, 22%, and 18%, respectively.

Total non-interest expense increased $1.3 million or 9% in the third quarter of 2004 from the third quarter of 2003. Personnel expense grew $1.1 million, with approximately one-third of the increase caused by the recent branch openings and hiring of new commercial lenders. Primarily due to branch and product expansion, equipment and occupancy expenses increased 9% and 16% from the third quarter of 2003. All other expenses declined $.2 million.

Loan recoveries exceeded charge-offs in the third quarter of 2004. As a result, annualized net recoveries were 0.01% of average loans, compared to net charge-offs of 0.22% in the same period last year. Net recoveries were $26,000 in the quarter ended September 30, 2004, compared to net charge-offs of $.7 million in the third quarter of 2003. At September 30, 2004, the allowance for loan losses was 1.47% of total loans, down from 1.50% at September 30, 2003. Non-performing assets at the end of the third quarter 2004 were $4.9 million or ..28% of total assets, compared to $5.4 million or .33% at September 30, 2003.
The allowance for loan losses was 528% of total non-performing loans at September 30, 2004, versus 533% at the same time last year.

During the third quarter of 2004, and consistent with its capital plan and pursuant to its corporate repurchase program, the Company repurchased 162,000 shares at an average cost of $20.93 per share. At September 30, 2004, approximately 870,000 shares remained available for future repurchases under the program.

Other:

The Company will hold a webcast conference call Wednesday, October 13, 2004, at 8:30 a.m. Pacific Time, during which the Company will discuss third quarter results, review its strategic

WEST COAST BANCORP REPORTS THIRD QUARTER 2004 EARNINGS
October 12, 2004
Page 3 of 6

progress, and provide management's current earnings expectations for the full year 2004. To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.7 billion in assets, operating 51 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp's loan yield and rates paid on deposits; changing customer investment, deposit and lending behaviors; changing interest rate environments, including the shape and the level of the yield curve, which could decrease net interest income and fee income, including lower gains on sales of loans; vendor service quality; changes in laws and other legal developments; changes in government funding of Small Business Administration ("SBA") loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company's ability to: attract and retain lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain fee generation; maintain asset quality; control the level of net charge-offs; generate retail investments; retain customers of greatest value; create revenue growth from investments in new team members and branches, control expenses; monitor and manage the Company's internal control environments, including disclosure and financial reporting controls, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management's analysis only as of the date of the statements. Readers should carefully review the disclosures we file from time to time with the Securities and Exchange Commission ("SEC"). Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.

WEST COAST BANCORP REPORTS THIRD QUARTER 2004 EARNINGS
October 12, 2004
Page 4 of 6


 FINANCIAL HIGHLIGHTS                                                   Three months ended                    Nine months ended
 (Unaudited)                                                               September 30,                        September 30,
 (Dollars and shares in thousands)                                     2004             2003               2004               2003
---------------------------------------------------------            -------          -------            -------            -------
 Interest and fees on loans                                          $20,086          $19,219            $58,193            $58,406
 Interest on investment securities                                     3,198            2,889              9,963              8,732
 Other interest income                                                    89              101                121                142
                                                                     -------          -------            -------            -------
 Total interest income                                                23,373           22,209             68,277             67,280
 Interest expense on deposit accounts                                  2,734            3,639              8,122             11,831
 Interest on borrowings including subordinated debentures              1,776            1,235              4,764              4,181
                                                                     -------          -------            -------            -------
 Total interest expense                                                4,510            4,874             12,886             16,012
                                                                     -------          -------            -------            -------
   Net interest income                                                18,863           17,335             55,391             51,268
 Provision for loan loss                                                 225              875              2,125              2,575
 Non-interest income
   Service charges on deposit accounts                                 1,934            1,740              5,586              5,189
   Other service charges, commissions and fees                         1,941            1,749              5,613              4,853
   Trust revenues                                                        546              439              1,582              1,299
   Gains on sales of loans                                               962            1,533              2,993              4,246
   Bank owned life insurance                                             200              226                611                532
   Other                                                                  95              107                501                305
   Gains on sales of securities                                           --               --                 75                192
                                                                     -------          -------            -------            -------
 Non-interest income                                                   5,678            5,794             16,961             16,616
 Non-interest expense
   Salaries and employee benefits                                      9,444            8,318             26,945             24,211
   Equipment                                                           1,378            1,263              3,985              3,724
   Occupancy                                                           1,467            1,261              4,354              3,616
   Check and other transaction processing                                658              746              1,951              2,138
   Professional fees                                                     513              587              1,431              1,729
   Courier and postage                                                   484              503              1,423              1,531
   Marketing                                                             633              510              1,763              1,478
   Other loan expense                                                    344              423              1,111              1,310
   Communications                                                        301              291                868                888
   Other taxes and insurance                                             186              185                556                547
   Printing and office supplies                                          162              153                527                489
   Other non-interest expense                                            572              607              1,717              1,697
                                                                     -------          -------            -------            -------
 Non-interest expense                                                 16,142           14,847             46,631             43,358
                                                                     -------          -------            -------            -------
 Income before income taxes                                            8,174            7,407             23,596             21,951
 Provision for income taxes                                            2,462            2,362              7,431              7,188
                                                                     -------          -------            -------            -------
 Net income                                                           $5,712          $ 5,045            $16,165            $14,763
                                                                     =======          =======            =======            =======
     Basic earnings per share                                          $0.39            $0.33              $1.09              $0.98
     Diluted earnings per share                                        $0.37            $0.32              $1.04              $0.94

 Weighted average common shares                                       14,798           15,066             14,877             15,096
 Weighted average diluted shares                                      15,382           15,705             15,531             15,641


PERIOD END BALANCES                                                                        Prior       Qtr-to-Qtr
(Unaudited)                             Quarter ended   Quarter ended   Year-to-year   Quarter ended    % change
(000's except per share data)               Sep-04          Sep-03         % change       Jun-04       annualized
-------------------------------------------------------------------------------------------------- -------------
 Total assets                            $1,744,235      $1,669,043           4.5%     $1,717,343          6.3%
 Total investment securities             $  302,602      $  291,638           3.8%     $  308,688         -7.9%
 Total loans                             $1,319,696      $1,199,434          10.0%     $1,300,684          5.8%
 Allowance for loan losses               $   19,421      $   18,049           7.6%     $   19,123          6.2%
 Total deposits                          $1,469,927      $1,404,923           4.6%     $1,424,762         12.7%
 Total borrowings including
   including subordinated debentures     $  114,000      $  108,075           5.5%     $  140,341        -75.1%
 Stockholders' equity                    $  144,848      $  137,457           5.4%     $  140,334         12.9%
 Non-performing assets                   $    4,861      $    5,436         -10.6%         $6,583       -104.6%


WEST COAST BANCORP REPORTS THIRD QUARTER 2004 EARNINGS
October 12, 2004
Page 5 of 6




WEST COAST BANCORP (unaudited)                               Third         Third        Second         Year          Year
(in thousands except for per share data)                    Quarter       Quarter       Quarter      to date       to date
(all rates have been annualized where appropriate)            2004         2003          2004          2004          2003
---------------------------------------------------------------------    ----------    ----------   ----------    ----------
CAPITAL
 - Stockholders' equity                                    $  144,848    $  137,457    $  140,334   $  144,848    $  137,457
 - Shares outstanding period end                               14,857        15,146        14,968       14,857        15,146
 - Average stockholders' equity to average assets                8.19%         8.53%         8.30%        8.32%         8.66%
 - Book value per common share                             $     9.75    $     9.08    $     9.38   $     9.75    $     9.08
 - Tangible book value per common share                    $     9.71    $     9.01    $     9.33   $     9.71    $     9.01
PERFORMANCE RATIOS
 - Return on average assets                                      1.31%         1.24%         1.25%        1.27%         1.26%
 - Return on average equity                                     16.04%        14.59%        15.04%       15.30%        14.57%
 - Non-interest income to average assets                         1.31%         1.43%         1.36%        1.33%         1.42%
 - Non-interest expense to average assets                        3.71%         3.66%         3.62%        3.67%         3.70%
 - Efficiency ratio, tax equivalent                             64.68%        63.00%        62.69%       63.42%        62.82%
RATES
 - Earned on interest-earning assets                             5.80%         5.90%         5.73%        5.80%         6.18%
 - Paid on interest-bearing liabilities                          1.49%         1.67%         1.39%        1.43%         1.87%
 - Net interest spread                                           4.31%         4.23%         4.34%        4.37%         4.31%
 - Net interest margin                                           4.70%         4.63%         4.68%        4.72%         4.74%
 - Tax equivalent net interest income                      $   19,276    $   17,773    $   18,709   $   56,640    $   52,594
AVERAGE ASSETS
 - Investment securities                                   $  297,544    $  269,500    $  310,021   $  308,395    $  265,476
 - Commercial loans                                        $  278,362    $  243,768    $  265,072   $  263,353    $  233,420
 - Real estate construction loans                          $  117,341    $  116,518    $  122,769   $  119,153    $  117,199
 - Real estate mortgage loans                              $  202,999    $  165,136    $  191,269   $  192,207    $  159,669
 - Real estate commercial loans                            $  669,679    $  636,056    $  667,922   $  664,562    $  638,756
 - Installment and other consumer loans                    $   35,976    $   41,017    $   37,483   $   37,335    $   42,349
 - Total loans                                             $1,304,357    $1,202,495    $1,284,515   $1,276,610    $1,191,393
 - Total interest earning assets                           $1,631,183    $1,523,487    $1,606,929   $1,602,264    $1,483,338
 - Total assets                                            $1,729,603    $1,609,101    $1,701,869   $1,697,442    $1,565,194
AVERAGE LIABILITIES
 - Total demand deposits                                   $  372,280    $  302,741    $  335,647   $  336,434    $  273,152
 - Total interest bearing demand,
    savings, and money market                              $  736,897    $  680,660    $  732,928   $  734,624    $  648,911
 - Total certificates of deposits                          $  341,330    $  375,497    $  332,552   $  334,458    $  376,234
 - Total deposits                                          $1,450,507    $1,358,898    $1,401,127   $1,405,516    $1,298,297
 - Total borrowings including subordinated debentures      $  124,728    $  101,776    $  147,943   $  133,973    $  121,018
 - Total interest bearing liabilities                      $1,202,955    $1,157,933    $1,213,423   $1,203,055    $1,146,163
 - Total liabilities                                       $1,587,969    $1,471,922    $1,560,643   $1,556,296    $1,429,703
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to int. bearing liabilities      135.6%        131.6%        132.4%       133.2%        129.4%
 - Loans to assets                                               75.4%         74.7%         75.5%        75.2%         76.1%
 - Interest bearing deposits to assets                           62.3%         65.6%         62.6%        63.0%         65.5%
ASSET QUALITY
 - Non-accruing loans                                      $    3,679    $    3,389    $    5,201   $    3,679    $    3,389
 - 90-day delinquencies                                            --            --            --           --            --
 - Total non-performing loans                              $    3,679    $    3,389    $    5,201   $    3,679    $    3,389
 - Real estate owned                                       $    1,182    $    2,047    $    1,382   $    1,182    $    2,047
 - Total non-performing assets                             $    4,861    $    5,436    $    6,583   $    4,861    $    5,436
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans                      1.47%         1.50%         1.47%        1.47%         1.50%
 - Non-performing loans to total loans                           0.28%         0.28%         0.40%        0.28%         0.28%
 - Allowance for loan losses to Non-performing loans           527.86%       532.62%       367.68%      527.86%       532.62%
 - Non-performing assets to total assets                         0.28%         0.33%         0.38%        0.28%         0.33%
 - Allowance for loan losses to Non-performing assets          399.53%       332.05%       290.49%      399.53%       332.05%
 - Net loan charge-offs to average loans (annualized)           -0.01%         0.22%         0.18%        0.09%         0.15%


WEST COAST BANCORP REPORTS THIRD QUARTER 2004 EARNINGS
October 12, 2004
Page 6 of 6


 Trailing Four Quarters                          Third         Second          First          Fourth         Trailing
 Financial Data and Ratios                      Quarter        Quarter        Quarter        Quarter           Four
 (Unaudited) (dollars in thousands):              2004          2004           2004            2003          Quarters
---------------------------------------------------------------------------------------- -------------- ---------------

 Net income                                        $5,712         $5,282        $5,171         $5,034         $21,199
 Diluted earnings per share                        $ 0.37         $ 0.34        $ 0.33         $ 0.32         $  1.36

 Return on average assets                            1.31%          1.25%         1.25%          1.20%           1.25%
 Return on average equity                           16.04%         15.04%        14.79%         14.39%          15.07%
 Net interest margin                                 4.70%          4.68%         4.78%          4.60%           4.69%
 Efficiency ratio, tax equivalent                   64.68%         62.69%        62.86%         62.60%          63.21%
 Non-interest income to Avg. Assets                  1.31%          1.36%         1.33%          1.30%           1.33%
 Non-interest expense to Avg. Assets                 3.71%          3.62%         3.68%          3.54%           3.64%

NON GAAP FINANCIAL MEASURES BELOW

This press release includes information relating to the percentage change from prior periods in average total loans, that is calculated on a non-GAAP basis.
Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

The tables below include a reconciliation of these measures to comparable measures calculated in accordance with GAAP.


Reconciliations to GAAP financial measures
(Unaudited)  (dollars in thousands):
--------------------------------------------


                                             Quarter ended   Quarter ended             Change
                                                Sep-04          Sep-03             $             %
                                               ----------     ----------       --------      --------
 Average total loans excluding commercial
   real estate loans                           $  634,678     $  566,440       $ 68,238            12%
 Average commercial real estate loans             669,679        636,055         33,624             5%
                                               ----------     ----------       --------      --------
 Average loans                                 $1,304,357     $1,202,495       $101,862             8%
                                               ==========     ==========       ========      ========
